Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2017

San Diego -- (BUSINESS WIRE) - October 24, 2017 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of fiscal year 2017.

Third quarter 2017 results:

•	Revenue of $714 million, an 18% increase compared to $607 million in the third quarter of 2016

•	GAAP net income attributable to Illumina stockholders for the quarter of $163 million, or $1.11 per diluted share, compared to $129 million, or $0.87 per diluted share, for the third quarter of 2016

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $163 million, or $1.11 per diluted share, compared to $144 million, or $0.97 per diluted share, for the third quarter of 2016 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $235 million compared to $176 million in the third quarter of 2016

•	Free cash flow (cash flow from operations less capital expenditures) of $153 million for the quarter, compared to $119 million in the third quarter of 2016

Gross margin in the third quarter of 2017 was 67.5% compared to 70.2% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 68.8% for the third quarter of 2017 compared to 72.0% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2017 were $134 million compared to $126 million in the prior year period. R&D expenses as a percentage of revenue were 18.7%, including 0.8% attributable to Helix. This compares to 20.7% in the prior year period, including 2.4% attributable to GRAIL and Helix.

Selling, general and administrative (SG&A) expenses for the third quarter of 2017 were $167 million compared to $139 million in the prior year period. Excluding the amortization of acquired intangible assets, SG&A expenses as a percentage of revenue were 23.2%, including 1.7% attributable to Helix. This compares to 22.6% in the prior year period, including 1.5% attributable to GRAIL and Helix.

Depreciation and amortization expenses were $40 million and capital expenditures for free cash flow purposes were $82 million during the third quarter of 2017. At the close of the quarter, the company held $2.0 billion in cash, cash equivalents and short-term investments, compared to $1.6 billion as of January 1, 2017.

“We delivered strong financial results in the third quarter with revenue growth across both our sequencing and microarray portfolios,” said Francis deSouza, President and CEO. “NovaSeqTM momentum continued to grow in the third quarter, with close to 200 NovaSeq systems now in customers’ hands. Further innovations, including the recently launched S4 flow cell, Xp workflow and Nextera DNA Flex library preparation kit, are expected to fuel incremental NovaSeq demand.”

Updates since our last earnings release:

•	Released the NovaSeq S4 flow cell, reagent kit for the NovaSeq 6000 System, delivering up to 6TB of output in two days

•
Announced the upcoming availability of NovaSeq Xp workflow, enabling users to load libraries directly into individual lanes of the flow cells, further enhancing the flexibility of the NovaSeq 6000 System

•	Launched the Nextera DNA Flex library preparation kit, offering a fast, integrated workflow for a wide variety of applications

•	Announced Verogen, Inc., a newly established independent company focused on accelerating growth of Illumina’s next-generation sequencing technology in the forensic genomics market

•	Repurchased $75 million of common stock in the third quarter under the previously announced share repurchase program

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2017, the company now projects approximately 13% revenue growth from fiscal 2016, GAAP earnings per diluted share attributable to Illumina stockholders of $5.56 to $5.61 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $3.73 to $3.78.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, October 24, 2017. Interested parties may access the live teleconference through the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 888-771-4371, or 1-847-585-4405 outside North America, both with passcode 45640029.

A replay of the conference call will be available from 4:30 pm Pacific Time (7:30 pm Eastern Time) on October 24, 2017 through October 31, 2017 by dialing 888-843-7419, or 1-630-652-3042 outside North America, both with passcode 45640029.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains forward-looking statements that involve risks and uncertainties, such as Illumina’s expectations regarding the launch of new products. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services, including the timing of customer orders and impact on existing products and services; and (vi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 1, 2017	January 1, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,354	$735
Short-term investments	687	824
Accounts receivable, net	383	381
Inventory	327	300
Prepaid expenses and other current assets	54	78
Total current assets	2,805	2,318
Property and equipment, net	862	713
Goodwill	771	776
Intangible assets, net	185	243
Deferred tax assets	117	123
Other assets	306	108
Total assets	$5,046	$4,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158	$138
Accrued liabilities	381	342
Build-to-suit lease liability	124	223
Long-term debt, current portion	2	2
Total current liabilities	665	705
Long-term debt	1,180	1,056
Other long-term liabilities	222	206
Redeemable noncontrolling interests	124	44
Stockholders’ equity	2,855	2,270
Total liabilities and stockholders’ equity	$5,046	$4,281

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Revenue:
Product revenue	$596	$514	$1,631	$1,506
Service and other revenue	118	93	344	273
Total revenue	714	607	1,975	1,779
Cost of revenue:
Cost of product revenue (a)	173	132	508	383
Cost of service and other revenue (a)	50	38	153	117
Amortization of acquired intangible assets	9	11	30	32
Total cost of revenue	232	181	691	532
Gross profit	482	426	1,284	1,247
Operating expense:
Research and development (a)	134	126	409	374
Selling, general and administrative (a) (b)	167	139	499	438
Legal contingencies	—	—	—	(9)
Total operating expense	301	265	908	803
Income from operations	181	161	376	444
Other (expense) income, net	(6)	(7)	444	(17)
Income before income taxes	175	154	820	427
Provision for income taxes	23	37	199	106
Consolidated net income	152	117	621	321
Add: Net loss attributable to noncontrolling interests	11	12	37	18
Net income attributable to Illumina stockholders	$163	$129	$658	$339
Net income attributable to Illumina stockholders for earnings per share (c)	$163	$129	$657	$336
Earnings per share attributable to Illumina stockholders:
Basic	$1.12	$0.88	$4.49	$2.29
Diluted	$1.11	$0.87	$4.45	$2.27
Shares used in computing earnings per common share:
Basic	146	147	146	147
Diluted	148	148	148	148

____________________________________________________________________________________________________

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Cost of product revenue	$3	$2	$9	$6
Cost of service and other revenue	1	1	2	2
Research and development	12	12	38	33
Selling, general and administrative	18	20	74	61
Stock-based compensation expense before taxes (1)	$34	$35	$123	$102

(1) Includes stock-based compensation of $1.3 million and $2.7 million for Helix for three and nine months ended October 1, 2017, respectively, and $10.1 million for GRAIL for the nine months ended October 1, 2017. This compares to stock-based compensation of $0.3 million and $0.2 million for GRAIL and Helix for the three months ended October 2, 2016, respectively, and $1.3 million and $0.6 million for the nine months ended October 2, 2016, respectively.

(b) Headquarter relocation expense of $0.4 million and $1.1 million was reclassified to selling, general and administrative expense for the three and nine months ended October 2, 2016, respectively, to conform to the current period presentation.

(c) Amount reflects the additional losses attributable to the common shareholders of GRAIL and Helix for earnings per share purposes.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Net cash provided by operating activities (a)	$235	$176	$581	$517
Net cash (used in) provided by investing activities	(97)	(341)	101	(341)
Net cash (used in) provided by financing activities (a)	(5)	9	(67)	(151)
Effect of exchange rate changes on cash and cash equivalents	2	(1)	4	1
Net increase (decrease) in cash and cash equivalents	135	(157)	619	26
Cash and cash equivalents, beginning of period	1,219	952	735	769
Cash and cash equivalents, end of period	$1,354	$795	$1,354	$795

Calculation of free cash flow:
Net cash provided by operating activities (a)	$235	$176	$581	$517
Purchases of property and equipment (b)	(82)	(57)	(234)	(178)
Free cash flow (c)	$153	$119	$347	$339
______________________________________________________________________________________________________
(a) Excess tax benefit related to stock-based compensation of $26 million and $110 million for the three and nine months ended October 2, 2016, respectively, was reclassified from cash used in financing activities to cash provided by operating activities as a result of the Company’s retrospective application of ASU 2016-09 adopted in Q1 2017.

(b) Excludes property and equipment recorded under build-to-suit lease accounting, which are non-cash expenditures, of $1 million and $60 million for the three and nine months ended October 1, 2017, respectively, and $84 million and $169 million for the three and nine months ended October 2, 2016, respectively.

(c) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.11	$0.87	$4.45	$2.27
Amortization of acquired intangible assets	0.07	0.08	0.24	0.25
Non-cash interest expense (a)	0.05	0.05	0.15	0.15
Equity-method investment loss (gain) (b)	0.01	—	(0.01)	—
Legal contingencies (c)	—	—	—	(0.06)
Gain on deconsolidation of GRAIL (d)	—	—	(3.07)	—
Impairment of acquired intangible asset	—	—	0.12	—
Impairment of in-process research and development	—	—	0.03	—
Performance-based compensation related to GRAIL Series B financing (e)	—	—	0.03	—
Acquisition related gain (f)	—	—	(0.01)	—
Contingent compensation expense (g)	—	0.01	—	0.01
Headquarter relocation	—	—	—	0.01
Deemed dividend (h)	—	—	—	(0.01)
Incremental non-GAAP tax expense (i)	(0.05)	(0.04)	0.84	(0.10)
Excess tax benefit from share-based compensation (j)	(0.08)	—	(0.21)	—
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (k)	$1.11	$0.97	$2.56	$2.52

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders (l)	$163	$129	$658	$339
Amortization of acquired intangible assets	11	12	35	36
Non-cash interest expense (a)	8	8	22	22
Equity-method investment loss (gain) (b)	1	—	(2)	—
Legal contingencies (c)	—	—	—	(9)
Gain on deconsolidation of GRAIL (d)	—	—	(453)	—
Impairment of acquired intangible asset	—	—	18	—
Impairment of in-process research and development	—	—	5	—
Performance-based compensation related to GRAIL Series B financing (e)	—	—	4	—
Acquisition related gain (f)	—	—	(1)	—
Contingent compensation expense (g)	—	1	—	2
Headquarter relocation	—	—	—	1
Incremental non-GAAP tax expense (i)	(8)	(6)	124	(14)
Excess tax benefit from share-based compensation (j)	(12)	—	(31)	—
Non-GAAP net income attributable to Illumina stockholders (k)	$163	$144	$379	$377
____________________________________________________________________________________________________

All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Equity-method investment loss (gain) represents mark-to-market adjustments from our investment in Illumina Innovations Fund I, L.P.

(c) Legal contingencies for 2016 represent a reversal of previously recorded expense related to the settlement of patent litigation.

(d) The company sold a portion of its interest in GRAIL, resulting in the deconsolidation of GRAIL. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense. Subsequent to the transaction, the company’s remaining interest is treated as a cost-method investment.

(e) Amount represents performance-based stock which vested as a result of the financing, net of attribution to noncontrolling interest.

(f) Acquisition related gain consists of change in fair value of contingent consideration.

(g) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(h) Amount represents the impact of a deemed dividend, net of Illumina’s portion of the losses incurred by GRAIL’s common stockholders resulting from the company’s common to preferred share exchange with GRAIL. The amount was added to net income attributable to Illumina stockholders for purposes of calculating Illumina’s consolidated earnings per share. The deemed dividend, net of tax, was recorded through equity.

(i) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(j) Excess tax benefits from share-based compensation are recorded as a discrete item within the provision for income taxes on the consolidated statement of income pursuant to ASU 2016-09, which was previously recognized in additional paid-in capital on the consolidated statement of stockholders’ equity.

(k) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(l) GAAP net income attributable to Illumina stockholders excludes the additional losses attributable to common shareholders of GRAIL and Helix for earnings per share purposes. These amounts are included in GAAP net income attributable to Illumina stockholders for earnings per share of $163 million and $657 million for the three and nine months ended October 1, 2017, respectively, and $129 million and $336 million for the three and nine months ended October 2, 2016, respectively.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Nine Months Ended
	October 1, 2017		October 2, 2016		October 1, 2017		October 2, 2016
GAAP gross profit	$482	67.5%	$426	70.2%	$1,284	65.0%	$1,247	70.1%
Amortization of acquired intangible asset	9	1.3%	11	1.8%	30	1.6%	32	1.8%
Impairment of acquired intangible asset	—	—	—	—	18	0.9%	—	—
Non-GAAP gross profit (a)	$491	68.8%	$437	72.0%	$1,332	67.5%	$1,279	71.9%

GAAP research and development expense	$134	18.7%	$126	20.7%	$409	20.7%	$374	21.0%
Impairment of in-process research and development	—	—	—	—	(5)	(0.3)%	—	—
Non-GAAP research and development expense	$134	18.7%	$126	20.7%	$404	20.4%	$374	21.0%

GAAP selling, general and administrative expense	$167	23.5%	$139	23.0%	$499	25.3%	$438	24.6%
Amortization of acquired intangible assets	(2)	(0.3)%	(1)	(0.2)%	(5)	(0.3)%	(4)	(0.2)%
Performance-based compensation related to GRAIL Series B financing (b)	—	—	—	—	(10)	(0.5)%	—	—
Acquisition related gain (c)	—	—	—	—	1	0.1%	—	—
Contingent compensation expense (d)	—	—	(1)	(0.2)%	—	—	(2)	(0.1)%
Headquarter relocation	—	—	—	—	—	—	(1)	(0.1)%
Non-GAAP selling, general and administrative expense	$165	23.2%	$137	22.6%	$485	24.6%	$431	24.2%

GAAP operating profit	$181	25.3%	$161	26.5%	$376	19.0%	$444	25.0%
Amortization of acquired intangible assets	11	1.5%	12	2.0%	35	1.8%	36	2.0%
Legal contingencies (e)	—	—	—	—	—	—	(9)	(0.5)%
Impairment of acquired intangible asset	—	—	—	—	18	0.9%	—	—
Performance-based compensation related to GRAIL Series B financing (b)	—	—	—	—	10	0.5%	—	—
Impairment of in-process research and development	—	—	—	—	5	0.3%	—	—
Acquisition related gain (c)	—	—	—	—	(1)	(0.1)%	—	—
Contingent compensation expense (d)	—	—	1	0.2%	—	—	2	0.1%
Headquarter relocation	—	—	—	—	—	—	1	0.1%
Non-GAAP operating profit (a)	$192	26.8%	$174	28.7%	$443	22.4%	$474	26.7%

GAAP other (expense) income, net	$(6)	(0.8)%	$(7)	(1.0)%	$444	22.5%	$(17)	(1.0)%
Non-cash interest expense (f)	8	1.1%	8	1.2%	22	1.0%	22	1.3%
Equity-method investment loss (gain) (g)	1	0.1%	—	—	(2)	(0.1)%	—	—
Gain on deconsolidation of GRAIL (h)	—	—	—	—	(453)	(22.9)%	—	—
Non-GAAP other income, net (a)	$3	0.4%	$1	0.2%	$11	0.5%	$5	0.3%

_____________________________________________________________________________________________________
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the company’s products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.

(b) Amount represents performance-based stock which vested as a result of the financing.

(c) Acquisition related gain consists of change in fair value of contingent consideration.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(e) Legal contingencies for 2016 represent a reversal of previously recorded expense related to the settlement of patent litigation.

(f) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(g) Equity-method investment loss (gain) represents mark-to-market adjustments from our investment in Illumina Innovations Fund I, L.P.

(h) The company sold a portion of its interest in GRAIL in Q1 2017, resulting in the deconsolidation of GRAIL. Subsequent to the transaction, the company’s remaining interest is treated as a cost-method investment.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended January 1, 2017 filed with the SEC on February 13, 2017, and the company’s Form 10-Q for the fiscal quarter ended April 2, 2017 and July 2, 2017. The company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2017
GAAP diluted earnings per share attributable to Illumina stockholders	$5.56 - $5.61
Gain on deconsolidation of GRAIL (a)	(3.07)
Amortization of acquired intangible assets	0.30
Non-cash interest expense (b)	0.20
Impairment of acquired intangible asset	0.12
Impairment of in-process research and development	0.03
Performance-based compensation related to Series B financing (c)	0.03
Equity-method investment gain, net (d)	(0.01)
Acquisition related gain (e)	(0.01)
Incremental non-GAAP tax expense (f)	0.79
Excess tax benefits from share-based compensation (g)	(0.21)
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$3.73 - $3.78
______________________________________________________________________________________________________

(a) The company sold a portion of its interest in GRAIL, resulting in the deconsolidation of GRAIL. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense. Subsequent to the transaction, the company’s remaining interest is treated as a cost-method investment.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Amount represents performance-based stock which vested as a result of the financing, net of attribution to noncontrolling interest.

(d) Equity-method investment gain represents mark-to-market adjustments from our investment in Illumina Innovations Fund I, L.P.

(e) Acquisition related gain consists of change in fair value of contingent consideration.

(f) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(g) Excess tax benefits from share-based compensation are recorded as a discrete item within the provision for income taxes on the consolidated statement of income pursuant to ASU 2016-09, which was previously recognized in additional paid-in capital on the consolidated statement of stockholders’ equity.